                                                                    Exhibit 8(b)



                       ADMINISTRATION SERVICES AGREEMENT



                                    between



           ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC.,



                               THE FULCRUM TRUST



                                      and



                        INVESTORS BANK & TRUST COMPANY

                       ADMINISTRATION SERVICES AGREEMENT


     AGREEMENT made as of April 1, 1999 by and among ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), THE FULCRUM TRUST (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, AFIMS serves as investment manager for the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto;
                                                             ----------
and

     WHEREAS, AFIMS desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.   Appointment.
          ------------

          AFIMS hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2.   Delivery of Documents.
          ----------------------

          AFIMS has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) The Fund's incorporating or organizing documents filed with the Commonwealth of Massachusetts on September 8, 1993 and all amendments thereto (the "Articles");

          (b)  The Fund's by-laws and all amendments thereto (the "By-Laws");

          (c) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (d) The Fund's most recent amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act; and

          (e) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (f) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          Upon request, AFIMS will promptly furnish, or cause to be furnished the Bank copies of all amendments of or supplements to the foregoing. Furthermore, each party to this Agreement will notify the other promptly of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3.   Duties of Administrator.
          ------------------------

          Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform
             ----------
additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in
----------
Appendix C hereto shall be appropriately amended.
----------

          In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act and other laws as applicable, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments.

     4.   Duties of the Fund.
          -------------------

          (a) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5.   Fees and Expenses.
          ------------------

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, AFIMS will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto.
                                                         ----------
Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill AFIMS separately and for which AFIMS shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Fund or AFIMS.

          (c) This Agreement does not obligate the Fund to pay the Bank any fees or disbursements as described under paragraph 5(a) above.

     6.   Limitation of Liability.
          ------------------------

          (a) The Bank agrees to indemnify and hold AFIMS and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs and expenses, including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit arising out of the Bank's willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties under this Agreement.

          (b) AFIMS agrees to indemnify and hold the Bank and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs, and expenses including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit related to AFIMS's performance of, or failure to perform, its obligations under this Agreement and not resulting from willful misfeasance, bad faith or gross negligence of the Bank.

          (c) The Bank may apply to AFIMS at any time for instructions and may consult counsel for AFIMS, or its own counsel, Morgan, Lewis and Bockius, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

          (d) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events beyond the reasonable control of the Bank, the Bank shall not be liable to the Fund or AFIMS for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes, except as results from the Bank's own negligence, bad faith or willful misconduct. Notwithstanding the foregoing, the Bank has and shall maintain appropriate back-up and disaster recovery facilities and shall use it best efforts to provide all required information and services hereunder to the Fund and AFIMS as soon as possible after any such delay in performance.


     7.   Term and Termination of Agreement.
          ---------------------------------

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

               (ii) If a majority of the Fund's Board reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. Such determination shall be based upon such information as the Fund's Board in its sole discretion elects to consider, including the Bank's performance against the "Performance Goals" (as defined below). In order to be effective, any Notice must be executed by two officers of the Fund. The Bank shall, within sixty (60) days after receipt of the Notice, either (i) correct the deficiencies listed in the Notice; or (ii) renegotiate terms of this Agreement in a form satisfactory to the Fund. If the conditions of the preceding sentence are not met within such sixty (60) day period, the Fund may terminate this Agreement without additional action by the Fund's Board upon an additional sixty (60) days written notice. For the purposes of this Section, "Performance Goals" shall mean the performance goal criteria mutually agreed between the parties. The parties agree to develop the initial Performance Goals no later than June 30, 1999 and agree to periodically review the Performance Goals for necessary updates due to changes in the nature or scope of services provided hereunder.

          (b) At any time after the termination of this Agreement, the Fund or AFIMS may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8.   Miscellaneous.
          --------------

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to AFIMS or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To AFIMS:

               Allmerica Financial Investment Management Services, Inc. 440 Lincoln Street
               Worcester, MA  01653
               Attention:  President
               With a copy to:  Counsel

          To the Fund:

               The Fulcrum Trust
               440 Lincoln Street
               Worcester, MA  01653
               Attention:  President
               With a copy to:  Counsel

          To the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA  02117-9130
               Attention: Geoffrey M. O'Connell, Director, Client Management With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     9.   Confidentiality.
          ----------------

          All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10.  Use of Name.
          -----------

          AFIMS shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be
                    ----------------
unreasonably withheld or delayed.

     11.  Limitation of Liability.  A copy of the Agreement and Declaration of
          -----------------------
Trust of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by or on behalf of the Fund by the Trustees as Trustees or by the officers as officers and not individually, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund, but are binding only upon the assets and property of the Fund. The parties hereto agree that no shareholder, Trustee or officer of the Fund may be held personally liable or responsible for any obligation of the Fund arising out of this Agreement.

     12.  Headings.  The headings of the paragraphs hereof are included for
          --------
convenience of reference only and do not form a part of this Agreement.


            (The remainder of this page intentionally left blank.)

IN WITNESS WHEREOF,  the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                              THE FULCRUM TRUST


                              By:    /s/ David J. Mueller
                                     --------------------------------
                              Name:  David J. Mueller
                              Title: Vice President/Treasurer


                              ALLMERICA FINANCIAL INVESTMENT
                              MANAGEMENT SERVICES, INC.


                              By:    /s/ Stephen W. Bright
                                     --------------------------------
                              Name:  Stephen W. Bright
                              Title: Vice President


                              INVESTORS BANK & TRUST COMPANY


                              By:    /s/ Michael F. Rogers
                                     --------------------------------
                              Name:  Michael F. Rogers
                              Title: Executive Vice President

                                   Appendices
                                   ----------


          Appendix A ..........................................  Portfolios

          Appendix B ..........................................  Services

          Appendix C ..........................................  Fee Schedule

                                  Appendix A
                                  ----------

                                  Portfolios


 .   The Value Portfolio

 .   The Growth Portfolio

 .   The International Growth Portfolio

 .   The Strategic Income Portfolio

 .   The Global Interactive/Telecomm Portfolio

                                  Appendix B
                                  ----------

                                   Services

                                                                                                         Suggested Fund Auditor
Function                                Investors Bank & Trust                   AFIMS                         or Counsel
-------------------------------  -----------------------------------  -------------------------------   --------------------------
    MANAGEMENT REPORTING
  & TREASURY ADMINISTRATION
-------------------------------
Monitor portfolio compliance     Perform tests of certain specific    Continuously monitor portfolio    A/C - Provide consultation
in accordance with the current   portfolio activity designed from     activity and Fund operations in   as needed on compliance
Prospectus  and SAI.             provisions of the Fund's Prospectus  conjunction with 1940 Act,        issues.
                                 and SAI.  Follow-up on potential     Prospectus, SAI and any other
                                 violations.                          applicable laws and
                                                                      regulations.  Monitor testing
                                                                      results and approve resolution
Frequency:  Daily                                                     of compliance issues.

Provide compliance summary       Provide a report of compliance       Review report.                    A/C - Provide consultation
package.                         testing results.                                                       as needed.

Frequency:  Monthly

Perform asset diversification    Perform asset diversification tests  Continuously monitor portfolio    A - Provide consultation as
testing to establish             at each tax quarter end.  Follow-up  activity in conjunction with      needed in establishing
qualification as a RIC and       on issues.                           IRS requirements.  Review test    positions to be taken in tax
to meet requirements of                                               results and take any necessary    treatment of particular
Section 817(h).                                                       action.  Approve tax positions    issues. Review quarter end
                                                                      taken.                            tests on a current basis.

Frequency:  Quarterly

                                                                                                           Suggested Fund Auditor
Function                                    Investors Bank & Trust                  AFIMS                         or Counsel
------------------------------------   ------------------------------   ------------------------------   ---------------------------
       MANAGEMENT REPORTING
 & TREASURY ADMINISTRATION (CONT.)
------------------------------------
Perform qualifying income testing to  Perform qualifying income         Continuously monitor portfolio   A- Consult as needed on tax
establish qualification as a RIC.     testing (on book basis income,    activity in conjunction with     accounting positions to be
                                      unless material differences are   IRS requirements.  Review test   taken.  Review in
                                      anticipated) on quarterly basis   results and take any necessary   conjunction with year-end
                                      and as may otherwise be           action.  Approve tax positions   audit.
Frequency:  Quarterly                 necessary. Follow-up on issues.   taken.

Prepare the Fund's annual expense     Prepare preliminary expense       Provide asset level
budget.  Establish daily accruals.    budget.  Notify fund accounting   projections.  Approve expense
                                      of new accrual rates.             budget.
Frequency:  Annually

Monitor the Fund's expense budget.    Monitor actual expenses updating  Provide asset level projections  C/A - Provide consultation
                                      budgets/ expense accruals.        quarterly.  Provide vendor       as  requested.
                                                                        information as necessary.
                                                                        Review expense analysis and
                                                                        approve budget revisions.

Frequency:  Monthly

                                                                                                                  Suggested Fund
Function                                        Investors Bank & Trust                     AFIMS                 Auditor or Counsel
----------------------------------------  -----------------------------------   ------------------------------   -------------------
        MANAGEMENT REPORTING
  & TREASURY ADMINISTRATION (CONT.)
----------------------------------------
Monitor Performance-Based Management Fee  Calculate Incentive Fee adjustment,   Coordinate a meeting to review
                                          according to agreed-upon              existing calculation
                                          methodology.  Coordinate review by    methodology and support, and to
Frequency:  Daily                         management.  Notify Fund Accounting   agree to changes (if any).
                                          of adjusting entries.                 Review and approve calculations
                                                                                of Management Fee.

Receive and coordinate payment of fund    Propose allocations of invoice among  Approve invoices and
expenses.                                 Funds and obtain authorized approval  allocations of payments.  Send
                                          to process payment.                   invoices to IBT in a timely
Frequency:  As often as necessary                                               manner.

Calculate periodic dividend rates to be   Calculate amounts available for       Establish and maintain dividend  C - Review dividend
declared in accordance with management    distribution.  Coordinate review by   and distribution policies.       resolutions in
guidelines.                               management and/or auditors.  Notify   Approve distribution rates per   conjunction with
                                          custody and transfer agent of         share and aggregate amounts.     Board approval.
                                          authorized dividend rates in          Obtain Board approval when
                                          accordance with Board approved        required.                        A - Review and
                                          policy.  Report dividends to Board                                     concur with
Frequency:  Annually                      as required.                                                           proposed
                                                                                                                 distributions

                                                                                                              Suggested Fund Auditor
Function                                       Investors Bank & Trust                      AFIMS                   or Counsel
-----------------------------------      ----------------------------------    ----------------------------   ----------------------
    MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
-----------------------------------
Calculate total return information       Provide total return calculations.    Review total return
 on Funds as defined in the current                                            information.
 Prospectus and SAI.

Frequency:  Monthly

Prepare responses to major industry      Prepare, coordinate as necessary,     Identify the services to
questionnaires.                          and submit responses to the           which the Funds report.
                                         appropriate agency.                   Provide information as
Frequency:  As often as necessary                                              requested.



Prepare disinterested trustee Form       Summarize amounts paid to             Provide social security
1099-Misc.                               trustees during the calendar          numbers and current mailing
                                         year.  Prepare and mail Form          address for trustees.
                                         1099-Misc.                            Review and approve
Frequency:  Annually                                                           information provided for
                                                                               Form 1099-Misc.

                                                                                                              Suggested Fund Auditor
Function                                      Investors Bank & Trust                 AFIMS                          or Counsel
-------------------------------------- ---------------------------------------------------------------------------------------------
FINANCIAL REPORTING
--------------------------------------
Prepare financial information for      Prepare selected portfolio and        Review financial information.
presentation to Fund Management and    financial information for inclusion
Board of Directors.                    in board material.

Frequency:  Quarterly

Coordinate the annual audit and        Coordinate the creation of templates  Provide past financial         A - Perform audit and
semi-annual preparation and printing   reflecting client-selected            statements and other           issue opinion on annual
of financial statements and notes      standardized appearance and text of   information required to create financial statements.
with management, fund accounting and   financial statements and footnotes.   templates, including report
the fund auditors.                     Draft and manage production cycle.    style and graphics.  Approve   A/C - Review reports.

                                       Coordinate with IBT fund accounting   format and text as standard.
                                       the  electronic receipt of portfolio  Approve production cycle and
                                       and general ledger information.       assist in managing to the
                                       Assist in resolution of accounting    cycle. Coordinate review and
                                       issues.  Using templates, draft       approval by portfolio managers
                                       financial statements, coordinate      of portfolio listings to be
                                       auditor and management review, and    included in financial
                                       clear comments. Coordinate printing   statements.  Prepare
                                       of reports and EDGAR conversion with  appropriate management letter
                                       outside printer and filing with the   and coordinate production of
                                       SEC via EDGAR.                        Management Discussion and
                                                                             Analysis.  Review and approve
                                                                             entire report.  Make
Frequency:  Annually/semi-annually                                           appropriate representations in
                                                                             conjunction with audit.

                                                                                                           Suggested Fund Auditor
Function                                   Investors Bank & Trust                  AFIMS                          or Counsel
--------------------------------    ------------------------------------------------------------------------------------------------
          LEGAL
--------------------------------
Prepare and file Form N-SAR.        Prepare form for filing. Obtain any   Provide appropriate responses.  C - Review initial filing.
                                    necessary supporting documents.       Provide applicable Exhibits to  A - Provide annual audit
                                    File with SEC via EDGAR.              attach to filing. Review and    internal control letter to
                                                                          authorize filing.               accompany the annual
                                                                                                          filing.

Frequency:  Semi-annually




Assist the preparation and filing   Accumulate capital stock information. Review and approve capital      A/C - Review informally
of Form 24f-2 Notice.                                                     stock worksheet.                when requested


Frequency:  Annually

Respond to regulatory audits.       Compile and provide documentation     Coordinate with regulatory      C - Provide consultation
                                    pursuant to audit requests.  Assist   auditors to provide requested   as needed.
                                    client in resolution of audit         documentation and resolutions
Frequency:  As needed (at least     inquiries.                            to inquiries.
annually)

                                                                                                            Suggested Fund Auditor
Function                                  Investors Bank & Trust                   AFIMS                          or Counsel
------------------------------------------------------------------------------------------------------------------------------------
            TAX
------------------------------
Prepare income tax provisions.   Calculate investment company taxable   Provide transaction information  A - Provide consultation
                                 income, net tax exempt interest, net   as requested.  Identify Passive  as needed in establishing
                                 capital gain and spillback dividend    Foreign Investment Companies     positions to be taken in
                                 requirements. Identify book-tax        (PFICs).  Approve tax            tax treatment of particular
                                 accounting differences.  Track         accounting positions to be       issues.  Perform review in
                                 required information relating to       taken.  Approve provisions.      conjunction with the
                                 accounting differences.                                                 year-end audit.


Frequency:  Annually

                                                                                                         Suggested Fund Auditor
Function                              Investors Bank & Trust                    AFIMS                          or Counsel
--------------------------      ----------------------------------------------------------------------------------------------------
TAX (CONT.)
--------------------------
Calculate excise tax            Calculate required distributions to   Provide transaction information   A - Provide consultation
 distributions                  avoid imposition of excise tax.       as requested.  Identify Passive   as needed in establishing
                                   - Calculate capital gain net       Foreign Investment Companies      positions to be taken in
                                     income and foreign currency      (PFICs).  Approve tax             tax treatment of particular
                                     gain/loss through October 31.    accounting positions to be        issues.  Review and concur
                                   - Calculate ordinary income and    taken.  Review and approve all    with proposed distributions
                                     distributions through a          income and distribution           per share.
                                     specified cut off date.          calculations, including
                                   - Project ordinary income from     projected income and dividend
                                     cut off date to December 31.     shares.  Approve distribution
                                   - Ascertain dividend shares.       rates per share and aggregate
                                Identify book-tax accounting          amounts.  Obtain Board approval
                                differences.  Track required          when required.
                                information relating to accounting
                                differences.  Coordinate review by
                                management and fund auditors.
                                Notify custody and transfer agent of
                                authorized dividend rates in
                                accordance with Board approved
                                policy.  Report dividends to Board
                                as required.


Frequency:  Annually

                                                                                                            Suggested Fund Auditor
Function                                      Investors Bank & Trust                  AFIMS                       or Counsel
----------------------------------     ---------------------------------------------------------------------------------------------
            TAX (CONT.)
----------------------------------
Prepare tax returns                    Prepare excise and RIC tax returns.  Review and sign tax return.      A - Review and sign tax
                                                                                                             return as preparer.



Frequency:  Annually


Prepare Form 1099                      Obtain yearly distribution           Review and approve information
                                       information.  Calculate 1099         provided for Form 1099.
                                       reclasses and coordinate with
                                       transfer agent.
Frequency:  Annually



Prepare other year-end tax-related     Obtain yearly income distribution    Review and approve information
 disclosures                           information.  Calculate disclosures  provided.
                                       (i.e., dividend received deductions,
                                       foreign tax credits, tax-exempt
                                       income, income by jurisdiction) and
                                       coordinate with transfer agent.

Frequency:  Annually

                                  Appendix C
                                  ----------

                               The Fulcrum Trust

                                 Fee Schedule

================================================================================
              CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V. and
                              FUND ADMINISTRATION
================================================================================


  A. Domestic Custody, Fund Accounting,  Calculation of N.A.V. and Fund
     ------------------------------------------------------------------
     Administration
     --------------

     The following fees will apply to all assets for which Investors Bank provides custody, fund accounting, calculation of N.A.V. and fund administration. This fee does not include transactions or global custody costs.

                                                  Annual Fee
                                                  ----------
     First $2 Billion of Net Assets               3.5 Basis Points
     Next $2 Billion of Net Assets                2.5 Basis Points
     Assets in excess of $4 Billion               2.0 Basis Points

     The yearly minimum fee for each fund is $75,000.


B. Transactions

     .    DTC/Fed Book Entry     $  8**
     .    Physical Securities      35
     .    Options and Futures      18
     .    GNMA Securities          30
     .    Principal Paydown         5
     .    Foreign Currency         18***
     .    Outgoing Wires            7
     .    Incoming Wires            5


** Assumes trade information is sent electronically to Investors Bank in the ISITC/SWIFT format. Manual trades will be billed at $12.00 per trade. There are no transaction charges for use of the Investors Bank Repo.

***There are no transaction charges for F/X contracts executed by Investors
Bank.

  C. Foreign Subcustodian Fees
     -------------------------

     .    Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, script fees, registration, exchange fees, and other market charges are out-of-pocket.

     .    Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.

================================================================================
                                 MISCELLANEOUS
================================================================================

  A. Out-of-Pocket
     -------------

     . These charges consist of:

       -Reasonable Legal Expenses                 -Non Standard Extracts
       -Printing, Delivery & Postage              -Data Transmissions
       -Third Party Review                        -Forms & Supplies
       -Extraordinary Travel Expenses             -Micro Rental
       -Customized Systems Development/Reports    -InvestView
       -Pricing and Verification services
       -Telecommunications
       -Financial Statement Printing/Edgarization
       -Support Equipment Rental


  B. Domestic Balance Credit
     -----------------------

     . We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.


  C. Foreign Exchange, Cash Management and Securities Lending
     --------------------------------------------------------

     . This Fee Schedule assumes Investors Bank will perform foreign exchange, cash management and security lending services for the portfolios. Securities lending revenue is split with the portfolios and Investors Bank on a 60/40% basis: 60% going to the portfolio. Securities lending revenue to AST is estimated to be $21,600 per year based on current portfolios.

  D. Payment
     -------

     . The above fees will be charged against the fund's custodian checking account five business days after the invoice is mailed.

  E. Systems
     -------

     . The details of any systems work will be determined after a thorough business analysis. System's work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional hours will be billed on a time and material basis.


  F. Term
     ----

     . The term of this Fee Schedule shall be three years commencing upon the date of conversion of the Company's assets to the Bank (the "Initial term").



* This fee schedule is contingent on Investors Bank providing custody and related services for the Allmerica Investment Trust, the Fulcrum Trust and Allmerica Separate Accounts.

* This fee schedule is confidential between Investors Bank and the The Fulcrum Trust and shall not be disclosed to any third party without the written consent of both parties, except the Fund may include this fee schedule in filings with the Securities and Exchange Commission as required.

                                  Addendum to
                                  -----------
                                  Appendix C
           to Administration Services Agreement dated April 1, 1999
           --------------------------------------------------------

                               The Fulcrum Trust

                                 Fee Schedule

================================================================================
              CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V. and
                              FUND ADMINISTRATION
================================================================================

A.  Domestic Custody, Fund Accounting,  Calculation of N.A.V. and Fund
    ------------------------------------------------------------------
    Administration
    --------------

This addendum is to clarify the amount of fees set forth in the Fee Schedule that will apply to fund administration services provided by Investors Bank. Of the fees set forth under the heading "Domestic Custody, Fund Accounting, Calculation of N.A.V., Fund Administration and Transfer Agency" (including any minimum fees charged) $34,000 annually per portfolio will be charged on account of administrative services provided by Investors Bank. Such amounts do not constitute fees in addition to those set forth in the Fee Schedule referenced above and will not be charged to the Fund but rather will be charged and billed on a monthly basis directly to ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), as investment manager for the Fund. AFIMS hereby agrees to pay all such amounts billed within 30 days of its receipt of an invoice for such amounts from Investors Bank.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of April 1, 1999.


                              THE FULCRUM TRUST


                              By: /s/ Stephen W. Bright
                                 --------------------------
                              Name:   Stephen W. Bright
                              Title:  Vice President


                              ALLMERICA FINANCIAL INVESTMENT
                              MANAGEMENT SERVICES, INC.


                              By: /s/ John P. Kavanaugh
                                 --------------------------
                              Name:   John P. Kavanaugh
                              Title:  Vice President


                              INVESTORS BANK & TRUST COMPANY


                              By: /s/ Andrew M. Nesvet
                                 --------------------------
                              Name:   Andrew M. Nesvet
                              Title:  Senior Director